UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2007

UTSTARCOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29661	52-1782500
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 Harbor Bay Parkway

Alameda, California 94502

(Address of principal executive offices)(Zip code)

(510) 864-8800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

Preliminary Results of Equity Award Grant Practice Review.

On July 24, 2007, UTStarcom, Inc., a Delaware corporation (“UTStarcom” or the “Company”), announced preliminary results of its equity award grant practice review.  As previously communicated on February 1, 2007, the independent review by the Nominating and Corporate Governance Committee of the Company’s Board of Directors (the “Governance Committee”) found that, in certain instances, all actions that establish a measurement date under the requirements of Accounting Principles Board No. 25, Accounting for Stock Issued to Employees, had not occurred at the grant date, which had been used as the measurement date in accounting for Company stock option grants. A later date, when all such actions had taken place, should have been used as the measurement date for these stock options. The Audit Committee of the Company’s Board of Directors (the “Audit Committee”) then determined, in consultation with and on the recommendation of the Company’s management, the effect of using incorrect measurement dates would require the Company to record material additional stock-based compensation charges in its previously issued financial statements. The Company therefore announced its previously issued financial statements for the years 2000 through 2006, including interim periods within these fiscal years, should no longer be relied upon.

The Company has now determined that the amount of the non-cash restatement will be approximately $28 million over the years 2000 through 2006.

China Sales Contract Review

The Company also announced on July 24, 2007 that it is conducting an independent review of historical sales contracts with some of its customers in China.  The review is being conducted by the Audit Committee of the Company’s Board of Directors with the assistance of independent legal counsel and forensic accountants.  Although this review is ongoing and the Company does not yet know the outcome of the review, the Company cannot rule out the possibility that the outcome could impact revenue recognized for certain of such contracts as recorded in its previously issued financial statements.  The completion of this review could result in the additional delay in the Company’s ability to file its currently delinquent and upcoming periodic reports with the Securities and Exchange Commission.

FORWARD LOOKING STATEMENTS

This Form 8-K contains statements that are forward looking in nature, including statements regarding UTStarcom’s expectations, beliefs, intentions or strategies regarding the future and including, without limitation, the amount of the restatement associated with the equity grant award practices review, the possible outcome of its review of certain sales contracts in China, and the Company’s ability to file its currently delinquent and upcoming periodic reports with the Securities and Exchange Commission. Those statements are subject to risks and uncertainties that may cause actual results to differ materially.  The Company refers readers to the risk factors identified in its latest Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and current Reports on Form 8-K, as filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTSTARCOM, INC.

Date: July 24, 2007	By:	/s/ FRANCIS P. BARTON
	Name:	Francis P. Barton
	Title:	Executive Vice President and Chief Financial Officer